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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  October 25, 2001


                              THE PMI GROUP, INC.
            (Exact name of registrant as specified in its charter)


Delaware                     1-13664                         94-3199675
(State of Incorporation)     (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)


           601 Montgomery Street, San Francisco, California           94111
           (Address of principal executive offices)              (Zip Code)


Registrant's telephone number including area code:  (415) 788-7878



      ___________________________________________________________________
        (Former name or former address, if changed since last report.)
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Item 5.  Other Events and Regulation FD Disclosure

     On October 25, 2001, The PMI Group, Inc. announced that its third quarter 2001 per share operating earnings (excluding capital gains, losses and extraordinary item) increased 17 percent to $1.76 per share, over the $1.51 per share the Company earned in the third quarter of 2000. Operating earnings per share (excluding capital gains, losses and extraordinary item) for the first nine months of 2001 increased 17% as well to $5.04 versus $4.29 in the prior year period. Net income for the third quarter was $78.3 million compared to $69.3 million for the third quarter of 2000. For the first nine months of 2001 net income was $225.1 million compared to $194.2 million for the same period in 2000.

     Combined new primary mortgage insurance written in the third quarter of 2001 was $14.7 billion, compared to $8.7 billion for the same period in 2000. ("Combined" includes results from PMI's U.S. mortgage insurance operations, international mortgage insurance operations and CMG, PMI's joint venture with CUNA Mutual.) Combined new primary mortgage insurance written in the first nine months of 2001 was $42.9 billion, a 68 percent increase over the combined new primary mortgage insurance written amount for the comparable period in 2000. Domestic new primary mortgage insurance written was $13.1 billion (including $1.9 billion in bulk transactions) for the third quarter of 2001 as opposed to $7.5 billion (including $0.5 billion in bulk transactions) for the same period in 2000. ("Domestic" includes results from PMI's U.S. mortgage insurance operations and CMG.) The nine-month totals were $36.1 billion (including $3.9 billion in bulk transactions) in 2001 and $21.0 billion (including $1.5 billion in bulk transactions) for the first nine months of 2000.

     Combined primary mortgage insurance in force grew to $136.9 billion at September 30, 2001, a 15 percent increase from the $119.0 billion at September 30, 2000. Domestic primary mortgage insurance in force and mortgage risk in force grew to $112.6 billion and $27.2 billion respectively at September 30, 2001, compared to $100.6 billion and $24.5 billion respectively at September 30, 2000. The domestic primary mortgage insurance persistency rate, or the percentage of primary mortgage insurance remaining in force compared to one year ago, was 67.8 percent at September 30, 2001, compared to 72.8 percent at June 30, 2001, and 80.8 percent at September 30, 2000.

     Consolidated revenues for the Company in the third quarter of 2001 were $236.8 million, compared to $195.0 million for the same period in 2000. Consolidated revenues for the first nine months were $658.0 million versus $562.4 million for the same period a year ago. The growth in revenues for the third quarter of 2001 was led by consolidated net premiums earned of $193.3 million, which increased 19.0 percent, investment income of $36.7 million, which increased 24.2 percent over the same period in 2000, and Other Income, which increased by $6.6 million over the third quarter 2000. The increase in investment income came primarily from investment of the proceeds from the Company's $360 million convertible debt offering and from the Company's international operations and equity in earnings of affiliates. The increase in Other Income is attributable to contract underwriting fees that have increased in step with the larger volumes of loans that the Company has been asked to underwrite by lenders. Consolidated net premiums earned for the first nine months of 2001 were $541.0 million, a 15.6 percent increase over the first nine months of 2000, while investment income, at $100.7 million increased 17.5 percent over the same period in 2000.
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     Consolidated losses and loss adjustment expenses totaled $26.0 million for the third quarter of 2001, compared to $22.4 million from the comparable period in 2000. For the first nine months of 2001 consolidated losses and loss adjustment expenses were $73.3 million, compared to $77.3 million for the comparable period in 2000. Consolidated underwriting and other operating expenses for third quarter 2001 were $70.3 million compared to $50.0 million in third quarter 2000. The first nine months 2001 totals were $186.4 million as opposed to $132.3 million for the same period in 2000. The rise in expenses was primarily due to increases in the volume of the Company's title insurance business and contract underwriting services.

     During the third quarter the Company repurchased $16 million of its $100 million in outstanding preferred capital securities, resulting in an extraordinary loss, net of taxes, of $0.9 million.

     The percentage of the Company's domestic primary mortgage insurance loans in default as of September 30, 2001 was 2.40 percent compared to 1.99 percent at June 30, 2001 and 1.87 percent at September 30, 2000. Excluding CMG, the Company's joint venture with CUNA Mutual, the primary mortgage insurance loan delinquency rate was 2.57 percent at September 30, 2001, compared to 2.12 percent at June 30, 2001 and 1.99 percent at September 30, 2000. The Company's primary mortgage insurance loan delinquency rate excluding CMG and bulk loans was 2.33 percent while the Company's delinquency rate for bulk loans alone was
4.88 percent at September 30, 2001.

     PMI's U.S. mortgage insurance operations reported net income of $73.8 million for the third quarter of 2001 and $218.7 million for the first nine months compared to $68.5 million and $191.0 million respectively for the same periods in 2000. (PMI's U.S. mortgage insurance operations include 50 percent of CMG's net income accounted for using the equity method of accounting.) Net premiums earned were $142.3 million for the third quarter, and $407.9 million for the first nine months, of 2001, compared to $127.4 million and $372.9 million respectively for the same periods in 2000. Primary direct claims paid by U.S. mortgage insurance operations (excluding CMG) totaled $18.6 million in third quarter 2001 and $55.2 million for the first nine months compared to $15.0
million and $49.6 million respectively in the same periods in 2000.   In the
third quarter, PMI increased its reserve balances for its U.S. primary insurance books of business by $4.5 million to $236 million from $231.5 million, and decreased its reserve balances for old pool insurance books of business by $4.1 million to $12.1 million from $16.2 million. Reserve balances for GSE pool insurance books of business remained flat at $31.9 million in the third quarter.

     CMG, PMI's joint venture with CUNA Mutual, earned $5.2 million in the third quarter 2001 and $14.6 million for the first nine months, compared to $4.5 million and $12.6 million in the comparable periods in 2000.

     PMI's International Mortgage Insurance Operations, which includes PMI Australia and PMI Europe, reported net income of $6.5 million for the third quarter 2001, and $16.4 million for the first nine months, compared to $ 3.2 million and $11.5 million in net income for the same periods in 2000. In local currency terms net income for PMI Australia rose 30 percent year to date compared to the same period last year. As previously announced, PMI's acquisition of CGU Lenders Mortgage Insurance Limited, the fourth largest mortgage insurance company in Australia, closed September 14, 2001, however, results from PMI Australia do not reflect income from CGU's operations because the results of international operations are reported on a one-month delay.
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     American Pioneer Title Insurance Company (APTIC), the Company's wholly-
owned title insurance subsidiary, reported net income of $2.5 million and $6.1 million for the third quarter and first nine months of 2001 respectively, compared to net income of $1.8 million and $5.1 million for the same periods a year ago. Expenses, in the third quarter, which are strongly influenced by business volume, were $38.6 million compared to $24.9 million in the same period a year ago.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              The PMI Group, Inc.
                              (Registrant)

November 2, 2001              By: /s/ Brian P. Shea
                                 ----------------------
                                  Brian P. Shea
                                  Vice President and
                                  Controller